Exhibit 11.1

Consent of Independent Auditor

We consent to the use in this Annual Report on Form 1-K of 1st stREIT Office, Inc. of our report dated April 18, 2023, relating to the consolidated financial statements of 1st stREIT Office Inc.

/s/ RSM US LLP

Irvine, California
April 18, 2023